Exhibit (a)(2)
LETTER of TRANSMITTAL

To Accompany Shares of Common Stock, $0.01 Par Value of

THE EUROPEAN EQUITY FUND, INC.
(the “Fund”)
Tendered Pursuant to the Offer to Repurchase
Dated January 7, 2011

THE OFFER WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON FEBRUARY 8, 2011 UNLESS
THE OFFER IS EXTENDED

The Depositary:

The Colbent Corporation
Depositary Addresses:

BY REGISTERED, CERTIFIED OR
EXPRESS MAIL OR OVERNIGHT

BY FIRST CLASS MAIL: The Colbent Corporation EEA Tender Offer Att: Corporate Actions P.O. Box 859208 Braintree, MA 02185-9208	COURIER: The Colbent Corporation EEA Tender Offer Att: Corporate Actions 161 Bay State Drive Braintree, MA 02184	BY HAND: The Colbent Corporation EEA Tender Offer Att: Corporate Actions 161 Bay State Drive Braintree, MA 02184

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

DESCRIPTION OF SHARES TENDERED
(See Instructions 3 and 4)
Shares Tendered*
Total Number
Name(s) and Address(es) of Registered Owner(s) (Please Fill in, if Blank,		of Shares	Number
Exactly the Name(s) in Which Shares Are Registered)	Certificate	Represented by	of Shares
(Attach Additional Signed List, if Necessary)	Number(s)*	Certificate(s)	Tendered**

Total Shares Tendered

* If the Shares tendered hereby are in certificate form, the certificate representing such Shares MUST be returned together with this Letter of Transmittal.
** Need not be completed for Book-Entry Shares.

☐	I HAVE LOST MY CERTIFICATE(S) FOR SHARES OF STOCK OF THE EUROPEAN EQUITY FUND, INC. AND REQUIRE ASSISTANCE WITH RESPECT TO REPLACING SUCH CERTIFICATE(S). SEE INSTRUCTION 3.

THE UNDERSIGNED ALSO TENDERS ALL UNCERTIFICATED SHARES HELD IN THE NAME(S) OF THE UNDERSIGNED BY THE FUND’S TRANSFER AGENT PURSUANT TO THE FUND’S DIVIDEND REINVESTMENT PLAN, IF ANY. CHECK THIS BOX ☐ IF THERE ARE ANY SUCH SHARES.

☐	THIS BOX SHOULD BE CHECKED IF, IN ADDITION TO SHARES TENDERED HEREBY, SHARES ARE ALSO CONSTRUCTIVELY OWNED BY THE UNDERSIGNED AS DETERMINED UNDER SECTION 318 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

A SEPARATE LETTER OF TRANSMITTAL MUST BE SUBMITTED BY EACH REGISTERED OWNER OF SHARES WHICH ARE CONSIDERED TO BE CONSTRUCTIVELY OWNED BY THE UNDERSIGNED.

This Letter of Transmittal is to be used (a) if you desire to effect the tender transaction yourself, (b) if you intend to request your broker, dealer, commercial bank, trust company or other nominee to effect the transaction for you and the Fund Shares are not registered in the name of such broker, dealer, commercial bank, trust company or other nominee, and (c) by a broker, dealer, commercial bank, trust company or other nominee effecting the transaction as a registered owner or on behalf of a registered owner. To accept the Offer to Repurchase in accordance with its terms, a Letter of Transmittal properly completed and bearing original signature(s) and the original of any required signature guarantee(s), any certificates representing Fund Shares tendered, any other documents required by this Letter of Transmittal must be mailed or delivered to the Depositary at an appropriate address set forth above and must be received by the Depositary prior to 5:00 p.m., Eastern Time, on February 8, 2011, or such later time and date to which the Offer to Repurchase is extended, unless the tendering party has satisfied the conditions for guaranteed delivery described in Section 4(d) of the Offer to Repurchase. Delivery of documents to a book-entry transfer facility does not constitute delivery to the Depositary.

The boxes below are to be checked by eligible institutions only.

☐	CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE DEPOSITARY WITH THE DEPOSITORY TRUST COMPANY (“DTC”) AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

DTC Participant Number:

☐	CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING:

Name(s) of Registered Holder(s):

Window Ticket Number (if any):

Date of Execution of Notice of Guaranteed Delivery:

Name of Eligible Institution Which Guaranteed Delivery:

DTC Participant Number (if delivered by book-entry transfer):

NOTE: SIGNATURE(S) MUST BE PROVIDED BELOW: PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

The person(s) signing this Letter of Transmittal (the “Signor”) hereby tender(s) to The European Equity Fund, Inc., a diversified, closed-end management investment company incorporated in Maryland (the “Fund”), the above-described shares of common stock, par value $0.01 per share (the “Fund Shares”), of the Fund, for purchase by the Fund at a price (the “Purchase Price”) equal to 98% of the net asset value (“NAV”) per Share as determined by the Fund on February 9, 2011(or, if the Offer to Repurchase, as defined below, is extended, as determined by the Fund on the next business day after the date to which the offer is extended) in cash, under the terms and subject to the conditions set forth in the Offer to Repurchase dated January 7, 2011, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which Offer to Purchase and Letter of Transmittal together with any amendments or supplements thereto collectively constitute the “Offer to Repurchase”).

Subject to, and effective upon, acceptance for payment of, or payment for, Fund Shares tendered herewith in accordance with the terms and subject to the conditions of the Offer to Repurchase (including, if the Offer to Repurchase is extended or amended, the terms or conditions of any such extension or amendment), the Signor hereby sells, assigns and transfers to, or upon the order of, the Fund all right, title and interest in and to all of the Fund Shares that are being tendered hereby that are purchased pursuant to the Offer to Repurchase and hereby irrevocably constitutes and appoints The Colbent Corporation (the “Depositary”) as attorney-in-fact of the Signor with respect to such Fund Shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (a) present certificate(s) for such Fund Shares, if any, for cancellation and transfer on the Fund’s books and (b) receive all benefits and otherwise exercise all rights of beneficial ownership of such Fund Shares, subject to the next paragraph, all in accordance with the terms and subject to the conditions set forth in the Offer to Repurchase.

The Signor hereby represents and warrants that (a) the Signor, if a broker, dealer, commercial bank, trust company or other nominee, has obtained the tendering stockholder’s instructions to tender pursuant to the terms and conditions of this Offer to Repurchase in accordance with the letter from the Fund to brokers, dealers, commercial banks, trust companies and other nominees; (b) when and to the extent the Fund accepts the Fund Shares for purchase, the Fund will acquire good, marketable and unencumbered title thereto, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to their sale or transfer, and not subject to any adverse claim; (c) on request, the Signor will execute and deliver any additional documents that the Depositary or the Fund deems necessary or desirable to complete the assignment, transfer and purchase of the Fund Shares tendered hereby; and (d) the Signor has read and agrees to all of the terms and conditions of the Offer to Repurchase.

The name(s) and address(es) of the registered owner(s) should be printed as on the registration of the Fund Shares. If the Fund Shares tendered hereby are in certificate form, the certificate(s) representing such Fund Shares must be returned together with this Letter of Transmittal.

The Signor recognizes that, under certain circumstances as set forth in the Offer to Repurchase, the Fund may amend, extend or terminate the Offer to Repurchase or may not be required to purchase any of the Fund Shares tendered hereby. In any such event, the Signor understands that certificate(s) for the Fund Shares not purchased, if any, will be returned to the Signor at its registered address unless otherwise indicated under the Special Delivery Instructions below. The Signor recognizes that the Fund has no obligation, pursuant to the Special Payment Instructions set forth below, to transfer any Fund Shares from the name of the registered owner thereof if the Fund purchases none of such Fund Shares.

The Signor understands that acceptance of Fund Shares by the Fund for payment will constitute a binding agreement between the Signor and the Fund upon the terms and subject to the conditions of the Offer to Repurchase.

The check for the purchase price of the tendered Fund Shares purchased will be issued to the order of the Signor and mailed to the address indicated, unless otherwise indicated below in the box entitled Special Payment Instructions or the box titled Special Delivery Instructions. The Fund will not pay interest on the purchase price under any circumstances.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Signor and all obligations of the Signor hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the Signor. Except as stated in the Offer to Repurchase, this tender is irrevocable.

Unless otherwise indicated herein under “Special Payment Instructions,” please issue the check for the purchase price and/ or return any Share certificates not accepted for payment in the name(s) of the registered holder(s) appearing above under “Description of Fund Shares Tendered.” Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail the check for the purchase price for any Fund Shares purchased and/or return any Share certificates not accepted for payment (and accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing under “Description of Fund Shares Tendered.” In the event that both the Special Payment Instructions and the Special Delivery Instructions are completed, please issue the check for the purchase price and/or return any Share certificates not accepted for payment in the name of, and deliver such check and/or return any such Share certificates to, the person(s) so indicated. The undersigned recognizes that the Fund has no obligation pursuant to the Special Payment Instructions to transfer any Fund Shares from the name of the registered holder thereof if the Fund does not accept for payment any of the Fund Shares tendered hereby.

SPECIAL PAYMENT INSTRUCTIONS (See Instructions 1, 5, 6 and 7)

To be completed ONLY if any certificate for Fund Shares not purchased and/or a check for the purchase price of Fund Shares accepted for payment is to be issued in the name of someone other than the undersigned.

Issue	☐ Check to:

☐  Certificate(s) to:

Name(s):
(Please Print)

Address(es):
(Include Zip Code)

(Taxpayer Identification or Social Security Numbers)

To be completed ONLY if any certificate for Shares not purchased and/or a check for the purchase price of Fund Shares accepted for payment and issued in the name of someone other than the registered owner(s), or to the registered owner(s) at an address other than that shown above.

Issue	☐ Check to:

☐  Certificate(s) to:

Name(s):
(Please Print)

Address(es):
(Include Zip Code)

(Taxpayer Identification or Social Security Numbers)

STOCKHOLDER(S) SIGN HERE (See Instructions 1 and 6) (Please See Substitute
Form W-9) (Please Print Except for Signature)

(Signature(s) Exactly as Shares Are Registered)

(Signatures of Stockholder(s))

Dated:	, 20

Must be signed by registered owner(s) exactly as Shares are registered. If signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or another acting in a fiduciary or representative capacity, please set forth the full title. See Instruction 6. Signature guarantees are required in certain circumstances. See Instruction 1. By signing this Letter of Transmittal, you represent that you have read the entire Letter of Transmittal.

Name(s):

(Please Print Name(s) of Owner(s) Exactly as Shares Are Registered)

(Taxpayer Identification or Social Security Number(s)):

Daytime Telephone Number, including Area Code:

Guarantee of Signature(s) (See Instructions 1 and 6) (Please Print Except for Signature) Authorized Signature

Name:

Title:

Name of Firm:

Address:
(Include Zip Code)

Telephone Number, including Area Code:

Dated:  , 20

INSTRUCTIONS
Forming Part of the Terms and Conditions of the Offer to Repurchase

1. Guarantee of Signatures.  No signature guarantee is required on this Letter of Transmittal if (a) this Letter of Transmittal is signed by the registered holder(s) of Fund Shares tendered hereby (including, for purposes of this document, any participant in the book-entry transfer facility of The Depository Trust Company (“DTC”) whose name appears on DTC’s security position listing as the owner of Fund Shares), unless such holder(s) has completed either the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions” included in this Letter of Transmittal, or (b) the Fund Shares are tendered for the account of a firm (an “Eligible Institution”) which is a broker, dealer, commercial bank, credit union, savings association or other entity which is a member in good standing of a stock transfer association’s approved medallion program (such as STAMP, SEMP or MSP). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 6.

2. Delivery of Letter of Transmittal and Certificates.  This Letter of Transmittal is to be used (a) if Fund Shares are to be forwarded herewith, (b) if uncertificated Fund Shares held by the Fund’s Transfer Agent pursuant to the Fund’s Dividend Reinvestment Plan are to be tendered, or (c) if tenders are to be made by book-entry transfer to the account maintained by the Depositary pursuant to the procedure set forth in Section 4 of the Offer to Repurchase.

THE METHOD OF DELIVERY OF ANY DOCUMENTS, INCLUDING SHARE CERTIFICATES, THIS LETTER OF TRANSMITTAL, AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH ANY BOOK-ENTRY TRANSFER FACILITY, AND ANY PROCESSING FEE IS AT THE OPTION AND SOLE RISK OF THE TENDERING STOCKHOLDER. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

Delivery will be deemed made only when actually received by the Depositary. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. Stockholders have the responsibility to cause their Fund Shares (in proper certificated or uncertificated form), this Letter of Transmittal (or a copy or facsimile hereof) properly completed and bearing original signature(s) and the original of any required signature guarantee(s), any other documents required by this Letter of Transmittal to be timely delivered in accordance with the Offer to Repurchase.

The Fund will not accept any alternative, conditional or contingent tenders. All tendering stockholders, brokers, dealers, commercial banks, trust companies and other nominees, by execution of this Letter of Transmittal (or a copy or facsimile hereof), waive any right to receive any notice of the acceptance of their tender.

3. Lost Certificates.  In the event that any European Equity Fund, Inc. stockholder is unable to deliver to the Depositary European Equity Fund, Inc. Certificate(s) representing his, her or its shares of The European Equity Fund, Inc. due to the loss or destruction of such European Equity Fund, Inc. Certificate(s), such fact should be indicated on the face of this Letter of Transmittal. In such case, the stockholder should also contact the Fund’s Transfer Agent, at their number (800) 294-4366, to report the lost securities. The Transfer Agent will forward additional documentation which such stockholder must complete in order to effectively surrender such lost or destroyed European Equity Fund, Inc. Certificate(s) (including affidavits of loss and indemnity bonds in lieu thereof). There may be a fee in respect of lost or destroyed European Equity Fund, Inc. Certificates, but surrenders hereunder regarding such lost certificates will be processed only after such documentation has been submitted to and approved by the Agent.

4. Inadequate Space.  If the space provided in any of the boxes to be completed is inadequate, the necessary information should be listed on a separate schedule signed by all of the required signatories and attached hereto.

5. Proration.  The Fund is offering to repurchase up to 574,974 Fund Shares. If stockholders tender and do not withdraw more than 574,974 Fund Shares for repurchase, the Fund will repurchase duly tendered shares from participating stockholders on a pro rata basis, disregarding fractions, based upon the number of shares each stockholder tenders for repurchase and does not timely withdraw, unless the Fund determines not to purchase any shares. The Fund does not intend to increase the number of Fund Shares that it is offering to repurchase, even if stockholders tender more than the maximum number of Fund Shares to be repurchased by the Fund in the repurchase offer.

6. Signatures on Letter of Transmittal, Authorizations and Endorsements.

(a) If this Letter of Transmittal is signed by the registered holder(s) of the Fund Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) for the Fund Shares tendered without alteration, enlargement or any change whatsoever.

(b) If any of the Fund Shares tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

(c) If any of the tendered Fund Shares are registered in different names on several certificates, it is necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations.

(d) If this Letter of Transmittal or any certificate for Fund Shares tendered or stock powers relating to Fund Shares tendered are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Fund of their authority so to act must be submitted.

(e) If this Letter of Transmittal is signed by the registered holder(s) of the Fund Shares transmitted hereby, no endorsements of certificates or separate stock powers are required unless payment is to be made to, or certificates for Fund Shares not purchased are to be issued in the name of, a person other than the registered holder(s). Signatures on such certificates or stock powers must be guaranteed by an Eligible Institution.

(f) If this Letter of Transmittal is signed by a person other than the registered holder(s) of the certificate(s) listed thereon, the certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the certificate(s) for the Fund Shares involved. Signatures on such certificates or stock powers must be guaranteed by an Eligible Institution.

(g) Attribution under Section 318 of the Code can cause shares of common stock of the Fund held by your family members, or held by an entity such as a trust, estate, partnership or corporation in which you have an interest, to be considered as owned by you. The attribution rules under Section 318 of the Code are complex. Please consult your tax advisor for details.

7. Transfer Taxes.  The Fund will pay any transfer taxes payable on the transfer to it of Fund Shares purchased pursuant to the Offer to Repurchase, provided, however, that if (a) payment of the Purchase Price is to be made to, or (in the circumstances permitted by the Offer to Repurchase) unpurchased Fund Shares are to be registered in the name(s) of, any person(s) other than the registered owner(s), or (b) if any tendered certificate(s) are registered, or the Fund Shares tendered are otherwise held, in the name(s) of any person(s) other than the registered owner, the amount of any transfer taxes (whether imposed on the registered owner(s) or such other person(s)) payable on account of the transfer to such person(s) will be deducted from the Purchase Price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted herewith.

8. Special Payment and Delivery Instructions.  If certificate(s) for unpurchased Fund Shares and/or check(s) are to be issued in the name of a person other than the registered owner(s) or if such certificate(s) and/or check(s) are to be sent to someone other than the registered owner(s) or to the registered owner(s) at a different address, the captioned boxes “Special Payment Instructions” and/or “Special Delivery Instructions” in this Letter of Transmittal must be completed.

9. Determinations of Validity.  All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tenders will be determined by the Fund, in its sole discretion, which determination shall be final and binding. The Fund reserves the absolute right to reject any or all tenders determined not to be in appropriate form or to refuse to accept for payment, purchase or pay for, any Fund Shares if, in the opinion of the Fund’s counsel, accepting, purchasing or paying for such Fund Shares would be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer to Repurchase or any defect in any tender, whether generally or with respect to any particular Share(s) or stockholder(s). The Fund’s interpretations of the terms and conditions of the Offer to Repurchase (including these instructions) shall be final and binding. By tendering shares to the Fund, you agree to accept all decisions the Fund makes concerning these matters and waive any right you might otherwise have to challenge those decisions.

NEITHER THE FUND, ITS BOARD OF DIRECTORS, DIMA, DAMI, THE DEPOSITARY NOR ANY OTHER PERSON IS OR WILL BE OBLIGATED TO GIVE ANY NOTICE OF ANY DEFECT OR IRREGULARITY IN ANY TENDER, AND NONE OF THEM WILL INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY SUCH NOTICE.

10. Procedures for Participants in the Dividend Reinvestment Plan.  Holders of shares acquired through the Fund’s dividend reinvestment plan may tender such shares by completing the appropriate section of this Letter of Transmittal. If a stockholder tenders shares acquired through the dividend reinvestment plan, all such shares credited to such stockholder’s account(s) will be tendered, unless the stockholder otherwise specifies in this Letter of Transmittal. If a stockholder does not complete the section of this Letter of Transmittal to tender shares acquired through the dividend reinvestment plan, no shares acquired by that stockholder through the dividend reinvestment plan will be deemed to have been tendered.

11. Questions and Requests for Assistance and Additional Copies.  Questions, requests for assistance and requests for additional copies of the Offer to Repurchase and this Letter of Transmittal may be directed to The Altman Group, Inc. (the “Information Agent”) by telephoning (800) 884-5101. Stockholders who do not own Fund Shares directly may also obtain such information and copies from their broker, dealer, commercial bank, trust company or other nominee. Stockholders who do not own Fund Shares directly are required to tender their Fund Shares through their broker, dealer, commercial bank, trust company or other nominee and should NOT submit this Letter of Transmittal to the Depositary.

12. Restriction on Short Sales.  Section 14(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14e-4 promulgated thereunder, make it unlawful for any person, acting alone or in concert with others, to tender Fund Shares in a partial tender offer for such person’s own account unless at the time of tender, and at the time the Fund Shares are accepted for payment, the person tendering has a “net long position” equal to or greater than the amount tendered in (a) Fund Shares, and will deliver or cause to be delivered such Fund Shares for the purpose of tender to the person making the Offer to Repurchase within the period specified in the Offer to Repurchase, or (b) an equivalent security and, upon acceptance of his or her tender, will acquire Fund Shares by conversion, exchange, or exercise of such equivalent security to the extent required by the terms of the Offer to Repurchase, and will deliver or cause to be delivered the Fund Shares so acquired for the purpose of tender to the Fund prior to or on the Expiration Date. Section 14(e) and Rule 14e-4 provide a similar restriction applicable to the tender or guarantee of a tender on behalf of another person.

The acceptance of Fund Shares by the Fund for payment will constitute a binding agreement between the tendering stockholder and the Fund upon the terms and subject to the conditions of the Offer to Repurchase, including the tendering stockholder’s representation that the stockholder has a “net long position” in the Fund Shares being tendered within the meaning of Rule 14e-4 and that the tender of such Fund Shares complies with Rule 14e-4.

13. Back-up Withholding Tax.  Under the U.S. federal income tax laws, the Depositary may be required to apply back-up withholding against the amount of any payment made to certain holders pursuant to the Offer to Repurchase. In order to avoid such back-up withholding tax, each tendering U.S. stockholder who has not already submitted a correct, completed and signed Form W-9 or Substitute Form W-9 to the Fund should provide the Depositary with the stockholder’s correct taxpayer identification number (“TIN”) by completing a Substitute Form W-9, a copy of which is included in this Letter of Transmittal. In general, if a U.S. stockholder is an individual, the TIN is the individual’s Social Security number. If the Depositary is not provided with the correct TIN, the U.S. stockholder may be subject to a penalty imposed by the Internal Revenue Service. The box in Part 2 of the Substitute Form W-9 may be checked if the tendering stockholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 2 is checked and payment of the purchase price of Shares is made within 60 days of the receipt by the Depositary of the Substitute Form W-9, the Depositary is not required to withhold any back-up withholding tax from the payment. Certain U.S. stockholders are not subject to these back-up withholding and reporting requirements, but should nonetheless complete a Substitute Form W-9 to avoid the possible erroneous imposition of a back-up withholding tax.

In order for a non-U.S. stockholder to avoid the back-up withholding tax, the non-U.S. stockholder must submit a Form W-8BEN or other appropriate form, or otherwise establish an exemption from such withholding. Instructions for Form W-8BEN can be found on the Internal Revenue Service website at: www.irs.gov/pub/irs-pdf/iw8ben.pdf. Even if a non-U.S. stockholder establishes an exemption from back-up withholding, payments made to a non-U.S. stockholder may be subject to U.S. federal income tax withholding at a rate of 30% (or such lower rate as may be applicable under a tax treaty). See Section 12 of the Offer to Repurchase.

Back-up withholding tax is not an additional U.S. federal income tax. Rather, the U.S. federal income tax liability of a person subject to back-up withholding tax will be reduced by the amount of tax withheld. If back-up withholding results in an overpayment of taxes, the stockholder may claim a refund from the Internal Revenue Service. All stockholders are urged to consult their own tax advisors as to the specific tax consequences to them of the Offer to Repurchase.

Back-up withholding tax is not an additional federal income tax. Rather, the federal income tax liability of a person subject to back-up withholding tax will be reduced by the amount of tax withheld. If back-up withholding results in an overpayment of taxes, the stockholder may claim a refund from the Internal Revenue Service. All stockholders are urged to consult their own tax advisors as to the specific tax consequences to them of the Offer to Repurchase.

The tax information set forth above is included for general information only and may not be applicable to the situations of certain taxpayers.

IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A COPY OR FACSIMILE HEREOF) PROPERLY COMPLETED AND BEARING ORIGINAL SIGNATURE(S) AND THE ORIGINAL OF ANY REQUIRED SIGNATURE GUARANTEE(S), SHARES (IN PROPER CERTIFICATED OR UNCERTIFICATED FORM) AND OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE DEPOSITARY, OR A PROPERLY COMPLETED AND DULY EXECUTED NOTICE OF GUARANTEED DELIVERY MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO THE EXPIRATION OF THE OFFER TO REPURCHASE.

PAYER’S NAME: THE COLBENT CORPORATION, DEPOSITARY

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payer’s Request	Part I — PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER (“TIN”) IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	Social Security Number or Employer Identification Number

Name:
(Please Print)
Address:

(Include Zip Code)

Certification — Under penalties of perjury, I certify that: (1) the information on this form is true, correct and complete, and (2) I am not subject to back-up withholding either because (i) I am exempt from back-up withholding, (ii) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to back-up withholding as a result of underreporting interest or dividends, or (iii) the IRS has notified me that I am no longer subject to back-up withholding, and (3) I am a U.S. citizen or other U.S. person (as defined in Section 7701 of the Internal Revenue Code of 1986, as amended). (You must cross out item (2) in the immediately preceding sentence if you have been notified by the IRS that you are currently subject to back-up withholding because you failed to report all interest and dividends on your return.)

Signature:

Date:
Part 2 — Awaiting TIN ☐ Please see below.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECK THE
BOX IN PART 2 OF SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER CERTIFICATION

I certify, under penalties of perjury, that a Taxpayer Identification Number has not been issued to me, and that I have mailed or delivered an application to receive a Taxpayer Identification Number to the appropriate Internal Revenue Service Center or Social Security Administration Office (or I intend to mail or deliver an application in the near future). I understand that if I do not provide a Taxpayer Identification Number to the payer within 60 days, the Depositary is required to withhold 28% of all payments due to me pursuant to the Offer to Repurchase.

Signature   Date

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACK-UP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER TO REPURCHASE.

Form W-8BEN (Rev. February 2006) Department of the Treasury Internal Revenue Service	Certificate of Foreign Status of Beneficial Owner
for United States Tax Withholding
- Section references are to the Internal Revenue Code.
- See separate instructions.
- Give this form to the withholding agent or payer. Do not send to the IRS.	OMB No. 1545-1621

Do not use this form for:	Instead, use Form:

• A U.S. citizen or other U.S. person, including a resident alien individualW-9
• A person claiming that income is effectively connected with the conduct of a trade or business in the United StatesW-8ECI
• A foreign partnership, a foreign simple trust, or a foreign grantor trust (see instructions for exceptions)W-8ECI or W-8IMY
• A foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation, or government of a U.S. possession that received effectively connected income or that is claiming the applicability of section(s) 115(2), 501(c), 892, 895, or 1443(b) (see instructions)W-8ECI or W-8EXP

Note: These entities should use Form W-8BEN if they are claiming treaty benefits or are providing the form only to claim they are a foreign person exempt from backup withholding.
• A person acting as an intermediaryW-8IMY

Note: See instructions for additional exceptions.
 Part I
     Identification of Beneficial Owner (See instructions.)

1	Name of individual or organization that is the beneficial owner	2 Country of incorporation or organization

3	Type of beneficial owner:	☐ Individual	☐ Corporation	☐ Disregarded entity	☐ Partnership	☐ Simple trust

	☐ Grantor trust	☐ Complex trust	☐ Estate	☐ Government	☐ International organization

	☐ Central bank of issue	☐ Tax-exempt organization	☐ Private foundation

4	Permanent resident address (street, apt. or suite no., or rural route). Do not use a P.O. box or in-care-of address.

	City or town, state or province. Include postal code where appropriate.	Country (do not abbreviate)

5	Mailing address (if different from above)

	City or town, state or province. Include postal code where appropriate.	Country (do not abbreviate)

6	U.S. taxpayer identification number, if required (see instructions)	7 Foreign tax identifying number, if any (optional)
☐ SSN or ITIN ☐ EIN

8	Reference number(s) (see instructions)

 Part II
     Claim of Tax Treaty Benefits (if applicable)

9	I certify that (check all that apply):
a	☐	The beneficial owner is a resident of within the meaning of the income tax treaty between the United States and that country.
b	☐	If required, the U.S. taxpayer identification number is stated on line 6 (see instructions).
c	☐	The beneficial owner is not an individual, derives the item (or items) of income for which the treaty benefits are claimed, and, if applicable, meets the requirements of the treaty provision dealing with limitation on benefits (see instructions).
d	☐	The beneficial owner is not an individual, is claiming treaty benefits for dividends received from a foreign corporation or interest from a U.S. trade or business of a foreign corporation, and meets qualified resident status (see instructions).
e	☐	The beneficial owner is related to the person obligated to pay the income within the meaning of section 267(b) or 707(b), and will file Form 8833 if the amount subject to withholding received during a calendar year exceeds, in the aggregate, $500,000.
10	Special rates and conditions (if applicable — see instructions): The beneficial owner is claiming the provisions of Article of the treaty identified on line 9a above to claim a % rate of withholding on (specify type of income):

Explain the reasons the beneficial owner meets the terms of the treaty article:
 Part III
     Notional Principal Contracts

11	☐	I have provided or will provide a statement that identifies those notional principal contracts from which the income is not effectively connected with the conduct of a trade or business in the United States. I agree to update this statement as required.

 Part IV
     Certification
Under penalties of perjury, I declare that I have examined the information on this form and to the best of my knowledge and belief it is true, correct, and complete. I further certify under penalties of perjury that:

1	I am the beneficial owner (or am authorized to sign for the beneficial owner) of all the income to which this form relates,
2	The beneficial owner is not a U.S. person,
3	The income to which this form relates is (a) not effectively connected with the conduct of a trade or business in the United States, (b) effectively connected but is not subject to tax under an income tax treaty, or (c) the partner’s share of a partnership’s effectively connected income, and

4	For broker transactions or barter exchanges, the beneficial owner is an exempt foreign person as defined in the instructions.
Furthermore, I authorize this form to be provided to any withholding agent that has control, receipt, or custody of the income of which I am the beneficial owner or any withholding agent that can disburse or make payments of the income of which I am the beneficial owner.

Sign Here -
	Signature of beneficial owner (or individual authorized to sign for beneficial owner)	Date (MM-DD-YYYY)	Capacity in which acting

For Paperwork Reduction Act Notice, see separate instructions.	Cat. No. 25047Z	Form W-8BEN (Rev. 2-2006)